Exhibit 4.6

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF (a) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR (b) AN OPINION REASONABLY SATISFACTORY TO THE ISSUER, FROM COUNSEL FOR THE ISSUER, OR FROM COUNSEL FOR THE PROPOSED TRANSFEROR TO THE EFFECT THAT THE TRANSFER MAY BE EFFECTED WITHOUT SUCH REGISTRATION.

__________, 202_

SIGNING DAY SPORTS, INC.

WARRANT TO PURCHASE EQUITY SECURITIES

This certifies that, for good and valuable consideration, the receipt of which is hereby acknowledged, ___________ (“Holder”) is entitled to purchase, subject to the terms and conditions of this Warrant, from Signing Day Sports, Inc., a Delaware corporation (the “Company”), the number of fully-paid and nonassessable shares (the “Shares”) of the Company’s Common Stock (or, if an Alternative Liquidity Event has occurred an Issuer’s Common Stock) at a price per share as set forth below. This Warrant is being issued to the Holder in connection with the Holder’s purchase of a Convertible Unsecured Note of the Company dated on or about the date hereof (the “Promissory Note”). Holder shall be entitled to purchase the Shares in accordance with Section 2 at any time subsequent to the date of this Warrant set forth above and prior to the Expiration Date (as defined below). The Shares of the Company or the Issuer are subject to adjustment from time to time pursuant to the terms hereof. Capitalized terms used, but not defined, herein have the respective meanings ascribed to them in the Promissory Note.

1. Exercise Period; Exercise of Warrant.

1.1 Exercise Period. This Warrant shall terminate at 5:00 p.m. Eastern Time on __________, 202_1 (the “Expiration Date”).

1.2 Exercise. At the closing of a Liquidity Event (as defined in the Promissory Note), this Warrant shall automatically become exercisable into a number of Shares to be determined by dividing (i) the Warrant Value (as defined below) on the closing date of the Liquidity Event, by (ii) the IPO Conversion Price (as defined in the Promissory Note) or the Alternative Liquidity Event Conversion Price (as defined in the Promissory Note), as applicable (the “Exercise Price”).

1.3 Warrant Value. “Warrant Value” means one hundred percent (100%) of the original principal amount of the Promissory Note owed to the Holder on the date hereof.

2. Exercise Procedure; Payment; Forced Exercise.

2.1 Cash Exercise. At any time after the date of this Warrant and following a Liquidity Event, this Warrant may be exercised, in whole or in part, from time to time by Holder, during the term hereof, by surrender of this Warrant and the Notice of Exercise attached hereto, duly completed and executed by Holder, to the Company at the principal corporate offices of the Company, together with payment in the amount obtained by multiplying the Exercise Price then in effect by the number of Shares thereby purchased, as designated in the Notice of Exercise. Payment may be in cash or by check payable to the order of the Company.

2.2 Net Issuance. In lieu of payment of the Exercise Price described in Section 2.1, Holder may elect to receive, without the payment by Holder of any additional consideration, Shares equal to the value of this Warrant or any portion hereof, by the surrender of this Warrant or such portion to the Company, with the net issue election notice attached hereto (the “Net Issuance Election”) duly executed, at the principal executive offices of the Company. Thereupon, the Company shall issue to Holder such number of fully paid and nonassessable Shares as is computed using the following formula:

where: X = Y (A-B)

A

X =	the number of Shares to be issued to Holder pursuant to this Section 2.

Y =	the number of Shares covered by this Warrant in respect of which the net issuance election is made pursuant to this Section 2.

A =	the “fair market value” of one Share, as determined in accordance with the provisions of this Section 2.

B =	the Exercise Price in effect under this Warrant at the time the net issuance election is made pursuant to this Section 2.

[1]	Insert date that is fifth anniversary of date of issuance.

For purposes of this Section 2, the term “fair market value” shall mean the per share fair market value of the Shares as determined in good faith by the Board of Directors of the Company provided, however, that where there exists a public market for the Company’s Common Stock at the time of such exercise, the fair market value of a share of Common Stock shall be the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on the principal exchange on which the Common Stock is listed whichever is applicable, as published in the Eastern Edition of The Wall Street Journal on the trading day immediately preceding the date of determination.

3. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of Shares from time to time issuable upon exercise of this Warrant (and shares of its Common Stock for issuance upon conversion of such Shares) once such amount may be calculated and, until such time, such number of Shares as is equal to the Warrant Value divided by $1.00. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

4. Delivery of Stock Certificates. Within a reasonable time after exercise, in whole or in part, of this Warrant, and payment of the Exercise Price if applicable, the Company shall issue in the name of and deliver to Holder a certificate or certificates for the number of fully paid and nonassessable Shares which Holder shall have requested in the Notice of Exercise or Net Issuance Election, as applicable. If this Warrant is exercised in part, the Company shall deliver to Holder a new Warrant (dated as of the date hereof and of like tenor) for the unexercised portion of this Warrant at the time of delivery of such stock certificate or certificates.

5. No Fractional Shares. No fractional shares or scrip representing fractional shares will be issued upon exercise of this Warrant. If upon any exercise of this Warrant a fraction of a share results, the Company will pay Holder the difference between the cash value of the fractional share and the portion of the Exercise Price allocable to the fractional share.

6. Charges, Taxes and Expenses. The Company shall pay all transfer taxes or other incidental charges, if any, in connection with the transfer of the Shares purchased pursuant to the exercise hereof from the Company to Holder.

7. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

8. Saturdays, Sundays, Holidays, Etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding weekday which is not a legal holiday.

9. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of and kind of securities purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

9.1 Subdivisions, Combinations, Dividends and Other Issuances. If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up or otherwise, combine its outstanding securities as to which purchase rights under this Warrant exist, or pay a dividend in shares or a distribution in shares, the number of Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up, combination or dividend shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant as of such date shall remain the same.

9.2 Effect of Consolidation, Merger or Sale. In case of any reclassification, capital reorganization, or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of any subdivision, combination or stock dividend provided for in Sections 9.1), or in case of any consolidation or merger of the Company with or into any corporation (other than a consolidation or merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new warrant (in form and substance satisfactory to the holder of this Warrant), or the Company shall make appropriate provision without the issuance of a new warrant, so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Shares theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, capital reorganization, change, merger or sale by a holder of the number of Shares then purchasable under this Warrant. In any such case, appropriate provisions shall be made with respect to the rights and interest of Holder so that the provisions hereof shall thereafter be applicable to any shares of stock or other securities and property deliverable upon exercise hereof, or to any new Warrant delivered pursuant to this Section 9.2, and appropriate adjustments shall be made to the Exercise Price per share payable hereunder, provided, that the aggregate Exercise Price shall remain the same. The provisions of this Section 9.2 shall similarly apply to successive reclassifications, capital reorganizations, changes, mergers and transfers.

10. Notice of Adjustments; Notices. Whenever the Exercise Price or number of Shares purchasable hereunder shall be adjusted pursuant to Section 9 hereof, the Company shall execute and deliver to Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of and kind of securities purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to Holder.

11. Rights As Shareholder. Nothing contained in this Warrant shall be construed as conferring upon Holder or Holder’s transferees the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any rights whatsoever as shareholders of the Company.

12. Restricted Securities. The Holder understands that this Warrant and the Shares purchasable hereunder constitute “restricted securities” under the federal securities laws inasmuch as they are, or will be, acquired from the Company in transactions not involving a public offering and accordingly may not, under such laws and applicable regulations, be resold or transferred without registration under the Securities Act of 1933, as amended (the “Act”), or an applicable exemption from such registration. The Holder further acknowledges that a securities legend to the foregoing effect shall be placed on any Shares issued to Holder upon exercise of this Warrant.

13. Transferability. Subject to the terms of the Subscription Agreement pursuant to which this Warrant was purchased by the Holder, among the Company and the Holder (the “Subscription Agreement”), this Warrant and the Shares shall be transferable only on the books of the Company, upon delivery thereof duly endorsed by Holder or by its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver new Warrants to the person entitled thereto.

14. Miscellaneous.

14.1 Binding Effect. This Warrant and the various rights and obligations arising hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14.2 Entire Agreement. This Warrant, the Promissory Note and the Subscription Agreement entered into between the Holder and the Company constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, whether oral or written, between the parties hereto with respect to the subject matter hereof.

14.3 Amendment and Waiver. Any term of this Warrant may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

14.4 Governing Law. This Warrant shall be governed by and construed under the laws of the State of Delaware without reference to the conflicts of law principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts of Arizona or in the federal courts located in Maricopa County, in the State of Arizona. The Company and Holder each irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

14.5 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS WARRANT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (1) ARISING UNDER THIS WARRANT, THE OTHER TRANSACTION DOCUMENTS, OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS WARRANT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY. THE PARTIES HERETO HEREBY AGREE THAT THE PROVISIONS CONTAINED HEREIN HAVE BEEN FAIRLY NEGOTIATED ON AN ARM’S-LENGTH BASIS, WITH BOTH SIDES AGREEING TO THE SAME KNOWINGLY AND BEING AFFORDED THE OPPORTUNITY TO HAVE THEIR RESPECTIVE LEGAL COUNSEL CONSENT TO THE MATTERS CONTAINED HEREIN. ANY PARTY TO THIS WARRANT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY AND THE AGREEMENTS CONTAINED HEREIN REGARDING THE APPLICATION OF JUDICIAL REFERENCE IN THE EVENT OF THE INVALIDITY OF SUCH JURY TRIAL WAIVER.

14.6 Headings. The headings in this Warrant are for convenience only and shall not alter or otherwise affect the meaning hereof.

14.7 Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and the balance shall be enforceable in accordance with its terms.

14.8 Counterparts. This Note may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14.9 Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in the same manner as provided in the Subscription Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Warrant as of the date appearing on the first page of this Warrant.

THE COMPANY:

SIGNING DAY SPORTS, INC.

By:
Its:

HOLDER:

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IF Holder is an Entity, specify name and title below:

Name:

Title:

NOTICE OF EXERCISE

To:Signing Day Sports, Inc.

1. The undersigned hereby elects to purchase _____________ shares of Common Stock (the “Common Stock”) of Signing Day Sports, Inc., a Delaware corporation (the “Company”), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price pursuant to the terms of the Warrant.

2. Please issue certificates representing the shares of Common Stock purchased hereunder in the names and in the denominations indicated below or in an attachment to this notice.

3. Please issue a new Warrant for the unexercised portion of the attached Warrant, if any, in the name of the undersigned.

Dated: _______________

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IF Holder is an Entity, specify name and title below:

Name:

Title:

NET ISSUANCE ELECTION NOTICE

To: Signing Day Sports, Inc.	Date:________________

The undersigned hereby elects under Section 2 of the attached Warrant to surrender the right to purchase ___________ shares of Common Stock pursuant to the attached Warrant. The Certificate(s) for the shares issuable upon such net issuance election shall be issued in the name of the undersigned or as otherwise indicated below.

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IF Holder is an Entity, specify name and title below:

Name:

Title:

Name for Registration:

Mailing Address: